EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated August 14, 1996 for York Hannover Pharmaceuticals, Inc. for the years ended December 31, 1995 and 1994 included in MetroVision of North America Inc.'s Form S-4 and to all references to our Firm included in or made a part of this registration statement.


                                                       ARTHUR ANDERSEN LLP


Nashville, Tennessee
November 4, 1996


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated August 14, 1996 for York Hannover Partnership for the year ended December 31, 1995 included in MetroVision of North America Inc.'s Form S-4 and to all references to our Firm included in or made a part of this registration statement.


                                                       ARTHUR ANDERSEN LLP

Nashville, Tennessee
November 4, 1996